Exhibit 1.1

OMS ENERGY TECHNOLOGIES INC.

[●] Ordinary Shares

UNDERWRITING AGREEMENT

[●], 2024

Roth Capital Partners, LLC

As Representative of the several

Underwriters named on Schedule A

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

1. Introductory. OMS Energy Technologies Inc., a company incorporated in the Cayman Islands (the “Company”), agrees with Roth Capital Partners, LLC (the “Representative”) acting as representative of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters an aggregate of [●] ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company (the “Firm Securities”). The Company has also granted to the Underwriters an option to purchase up to [●] additional Ordinary Shares (the “Option Securities”), as set forth below. The Firm Securities and the Option Securities are herein collectively called the “Offered Securities”.

Furthermore, the Company agrees to issue to the Representative (and/or its designees) on each Closing Date, warrants in the form attached hereto as Exhibit C, to purchase such number of Ordinary Shares (the “Warrant Shares”) equal to two and one-half percent (2.5%) of the aggregate number of Offered Securities issued on each Closing Date (individually, a “Representative’s Warrant” and collectively, the “Representative’s Warrants” and together with the Offered Securities and Warrant Shares, the “Public Securities”). The Representative’s Warrants may be exercised by the payment of cash or via cashless exercise, shall be exercisable for a period of three years from the date of commencement of sales of the Offering and will terminate on the third anniversary of the date of commencement of sales of the Offering. The initial exercise price of the Representative’s Warrants shall be $[●] per Ordinary Share, which is equal to one hundred and twenty percent (120%) of the public offering price of the Offered Securities. The Representative’s Warrants and the Warrant Shares will be deemed compensation by the Financial Industry Regulatory Authority, Inc. (“FINRA”), and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s Warrants nor any of the Warrant Shares may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of the Offering, subject to certain exceptions as set forth in FINRA Rule 5110(e)(2).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of each Closing Date (as if made at such Closing Date):

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has prepared and filed with the Commission a registration statement covering the Public Securities on Form F-1 (File No. 333-282986), including any related prospectus or prospectuses, under the Act and the Rules and Regulations, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act. Such registration statement, including amendments thereto (including post-effective amendments thereto), and all documents and information deemed to be a part of the Registration Statement at the time of effectiveness thereof (the “Registration Statement Effective Time”), the exhibits and any schedules thereto at the Registration Statement Effective Time or thereafter during the period of effectiveness and the documents and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Act (the “Rule 430A Information”) or included therein by the Act or otherwise pursuant to the Rules and Regulations at the Registration Statement Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Act (the “Rule 462 Registration Statement”), then after such filing, the term “Registration Statement” shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement at the time the Registration Statement was declared effective by the Commission is hereinafter called the “Pricing Prospectus.” The Registration Statement has been declared effective by the Commission.

The Company is filing with the Commission pursuant to Rule 424 under the Act a final prospectus covering the Public Securities, which includes the information permitted to be omitted therefrom at the Registration Statement Effective Time by Rule 430A under the Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereinafter called a “Prospectus.”

For purposes of this Agreement:

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●]:00 pm (Eastern time) on the date of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date and time that the Registration Statement became effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), including any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) or (d)(8) under the Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Offering” means the offering and sale of the Offered Securities.

“Pricing Disclosure Package” means the Pricing Prospectus, any Permitted Free Writing Prospectuses set forth on Schedule B and the information included on Schedule B hereto, all considered together.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The Nasdaq Stock Market LLC (“Exchange Rules”).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with the Act Requirements. At each time of effectiveness, at the date hereof, at the First Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Pricing Disclosure Package, as of the Applicable Time on the date hereof, and at the First Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Act, and at the First Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Pricing Disclosure Package, complied or will comply in all material respects with the requirements of the Act and the Rules and Regulations and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Pricing Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(c) Ineligible Issuer Status. At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act or an “excluded issuer” as defined in Rule 164 under the Act.

(d) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the Offering other than the Pricing Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the Offering (the “Marketing Materials”). Except for Marketing Materials approved in writing by the Representative, no Marketing Materials have been provided to investors or prospective investors.

(f) Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior written consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto. Any individual Written Testing-the-Waters Communication does not, and at all times through the completion of the public offer and sale of Offered Securities will not, conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, complied, and at all times through the completion of the public offer and sale of Offered Securities will comply, in all material respects with the Act, and when taken together with the Pricing Disclosure Package and the Final Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Good Standing of the Company. The Company has been duly formed, is validly existing as a company limited by shares in good standing under the laws of the Cayman Islands, has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently being conducted and as described in the Registration Statement, Pricing Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or be reasonably likely to result in a Material Adverse Effect.

(h) Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Exhibit 21.1 to the Registration Statement, and has duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently being conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; and each Subsidiary is duly qualified to transact business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or be reasonably likely to result in a Material Adverse Effect. All of the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control, ownership, or interest in.

(i) Capitalization; Offered Securities. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company, including the Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable Securities Laws, were not issued in violation of or subject to any preemptive, registration or similar rights, and conform in all material respects to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of or other equity interests in each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Offered Securities, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable Securities Laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Representative’s Warrants and the Representative’s Warrants will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable Securities Laws, and will be free of preemptive, registration or similar rights. The Warrant Shares have been reserved for issuance. The Representative’s Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(j) FINRA Disclosure.

(A) No Finder’s Fee. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus and as contemplated by this Agreement, there are no contracts, arrangements, agreements, understandings, payments or issuances between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for the payment of a brokerage commission or a finder’s, agent’s consulting or origination fee or other like payment by the Company or any Subsidiary in connection with this Offering or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary or, to the Company’s knowledge, any of its shareholders, that may affect the Underwriters’ compensation, as determined by FINRA.

(B) Payments Within Twelve Months. Except as described in the Pricing Disclosure Package and the Final Prospectus, none of the Company or its Subsidiaries has made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, investing fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve month period prior to the date on which the Registration Statement was initially filed with the Commission, or thereafter, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

(C) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(D) FINRA Affiliation. To the Company’s knowledge, no (i) officer or director (for avoidance of doubt, references in this Agreement to director also include director nominees) of the Company or its Subsidiaries, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date on which the Registration Statement was initially filed with the Commission, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Representative if it becomes aware that any officer or director of the Company or its Subsidiaries or any owner of 10% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

(E) Information. All information provided by the Company in its FINRA questionnaire to the Representative’s counsel specifically for use by the Representative’s counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(k) Registration Rights. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, no person or entity has the right to require registration of the Ordinary Shares or other securities of the Company or any of its Subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing, or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right, or who have acknowledged in writing that such right has been satisfied by the inclusion of securities in the Registration Statement. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, there are no persons or entities with preemptive, registration or similar rights to have any securities registered by the Company under the Act.

(l) Absence of Further Requirements. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Representative’s Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder and the issue and sale of the Public Securities, except (A) the registration under the Act of the Public Securities, which has been effected, (B) the necessary filings and approvals from the Exchange to list the Public Securities, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or blue sky laws and the rules of FINRA in connection with the purchase and distribution of the Public Securities by the Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(m) Validity and Binding Effect of Agreements. The Company has the power and authority to enter into this Agreement, the Representative’s Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder and to authorize, issue and sell the Public Securities as contemplated by such agreements. This Agreement, the Representative’s Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder have been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state Securities Laws or public policy and except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Representative’s Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder, the issuance and sale of the Offered Securities and the application of the net proceeds therefrom as set forth in the Pricing Disclosure Package and the Final Prospectus will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that the breach or violation is not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation, Articles of Association, Memorandum of Association, or similar or governing organizational documents.

(o) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (i) in violation, breach or default of its respective Certificate of Incorporation, Articles of Association, Memorandum of Association, or similar organizational or governing documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation or breach of, or default under, any law, statute, judgment, order, decree, rule or regulation of any court, arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”).

(p) Possession of Licenses and Permits; Compliance with Laws. The Company and its Subsidiaries holds, possess, and are in compliance with, all adequate certificates, authorizations, franchises, grants, authorizations, licenses, easements, consents, certificates, orders and permits issued by appropriate federal, state, local or foreign governmental, self-regulatory, agencies, authorities or bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus to be conducted by them. All such Licenses are in full force and effect. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses and does not have reason to believe that any Licenses will not be renewed in the ordinary course. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(q) Absence of Labor Dispute. There is: (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries, nor to the Company’s knowledge, threatened or imminent against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the Company’s knowledge, threatened or imminent against it or any of its Subsidiaries; and (ii) no labor problem, dispute or disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor problem, dispute or disturbance by the employees of any of its or its Subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

(r) Possession of Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, conflict or fee. To the Company’s knowledge, none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or such Subsidiary in violation of any contractual obligation binding on the Company or such Subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any Subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons.

(s) Environmental Laws. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge.

(t) Accurate Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. There are no contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described or filed as required.

(u) Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, Pricing Disclosure Package and the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, the Company has no knowledge of any facts that would make such information not reliable or inaccurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(v) Forward-Looking Statements. The Company has a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus or the Marketing Materials.

(w) Cybersecurity. (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(x) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, that could, singularly or in the aggregate, cause the loss of such qualification.

(y) No Restriction on Dividends. None of the Company or its Subsidiaries is currently prohibited, directly or indirectly, from (i) paying any dividends or making any other distributions on its share capital, (ii) making or repaying any loan or advance to the Company or any Subsidiary, and (iii) transferring any of its property or assets to the Company or any Subsidiary, except as described in the Pricing Disclosure Package and the Final Prospectus; and all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into foreign currency that may be freely transferred out of such person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person, except as described in the Pricing Disclosure Package and the Final Prospectus.

(z) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus that have not been described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company or any Subsidiary or any of their respective family members. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, any Subsidiary, or directors, officers or other control persons of the Company or any Subsidiary. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(aa) Compliance with the Sarbanes-Oxley Act. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

(bb) Independent Auditor. To the Company’s knowledge, Marcum Asia CPAs LLP, which has expressed its opinion with respect to the financial statements and schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(cc) Disclosure Controls. To the extent required, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

(dd) Internal Controls. To the extent required, the Company and its Subsidiaries maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act), including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, are sufficient to provide reasonable assurances regarding the reliability of financing reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the set of accounting rules that the Company follows specifying how to present its financial information, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s board of directors (the “Board”) has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable Exchange Rules, validly appointed an audit committee (the “Audit Committee”) of the Board to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Board and/or the Audit Committee has adopted a charter that satisfies the requirements of the Exchange Rules. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, the Board or the Audit Committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls. Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(ee) Absence of Accounting Issues. A member of the Audit Committee or the Board has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Audit Committee or the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee or the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(ff) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. For the sake of clarity, actions by the Underwriters or persons acting on their behalf will not constitute direct or indirect action by the Company for purposes of this Section 2(ff).

(gg) Litigation. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign, or any arbitrator or mediator) against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets, or which has as the subject thereof any officer or director of, any employee benefit plan sponsored or any property or assets owned or leased by, the Company or any Subsidiary, that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the Company to perform its obligations under this Agreement or the Representative’s Warrants, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign, or any arbitrator or mediator) are threatened or, to the knowledge of the Company or any of its Subsidiaries, contemplated. There are no current or, to the knowledge of the Company, pending or threatened, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any Subsidiary is subject or (y) which has as the subject thereof any officer or director of, any employee plan sponsored by or any property or assets owned or leased by, the Company or any Subsidiary, that are required to be described in the Registration Statement, Pricing Disclosure Package and Final Prospectus and that have not been so described.

(hh) Financial Statements. The consolidated financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the Rules and Regulations thereunder, and fairly present, in all material respects, the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with International Financial Reporting Standards consistently applied throughout the periods involved. Except as have been included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, no other financial statements or schedules are required under the Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus.

(ii) Pro Forma Financial Information. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus. The pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply as to form in all material respects with the application requirements of Regulation S-X under the Exchange Act. No other pro forma financial information or schedules are required under the Act, the Exchange Act, or the rules and regulations thereunder to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus.

(jj) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, that would reasonably be likely to result in a Material Adverse Effect, and there has been no occurrence of any Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock, (iii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its Subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its Subsidiaries, (v) there has been no obligation or liability, direct or contingent, that is material to the Company or any of its Subsidiaries taken as a whole, incurred by the Company or any of its Subsidiaries and (vi) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(kk) Investment Company Act. Each of the Company and its Subsidiaries is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be, individual or in the aggregate, integrated with the offer and sale of the Offered Securities contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(mm) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any of its Subsidiaries or any securities of the Company or any securities of its Subsidiaries or (ii) has indicated to the Company that it is considering any of the actions described in Section 6(g).

(nn) Taxes. Each of the Company and its Subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against it. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(oo) Insurance. The Company and each of its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(pp) No Unlawful Payments. Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer or employee, nor, to the knowledge of the Company or any of its Subsidiaries, any agent, representative or other person acting on behalf of the Company or of any of its Subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage, (iii) violated or is in violation of, or is aware of or any taken any action that would result in a violation of, any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rule and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(qq) Compliance with Anti-Money Laundering Laws. None of the Company or its Subsidiaries, their respective affiliates nor any of their respective officers, directors, supervisors, managers, agents, or employees, has violated, the Company’s participation in the Offering will not violate, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with, anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and its Subsidiaries, threatened.

(rr) Economic Sanctions. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its Subsidiaries, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan and Syria (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(ss) Other Offerings. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(tt) Listing. The Company’s Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are approved for listing on the Exchange. There is no action pending by the Company or, to the Company’s knowledge, by the Exchange to delist the Ordinary Shares from Exchange, nor has the Company received any notification that Exchange is contemplating terminating such listing. When issued the Public Securities will be listed on the Exchange. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to ensure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of Exchange that are then in effect and applicable to the Company, and will take all action it deems reasonably necessary or advisable to ensure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the Exchange rules not currently in effect upon and all times after the effectiveness of such requirements, to the extent applicable to the Company.

(uu) Accuracy of Exhibits. There is no Contract or document required by the Act or by the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statement (“Material Contracts”) that is not so described or filed therein as required; and all descriptions of any Material Contracts contained in the Registration Statement, the Pricing Disclosure Package and in the Final Prospectus are accurate and complete descriptions of the Material Contracts in all material respects. Other than as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no Material Contract has been suspended or terminated for convenience or default by the Company or any Subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its Subsidiaries has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(vv) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Offered Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(ww) Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company and its Subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xx) Margin Rules. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus will not, directly or indirectly, violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Final Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

(zz) No Immunity. None of the Company or its Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei, Thailand, or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei, Thailand, New York or United States Federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Representative’s Warrants; and, to the extent that the Company or any of its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement and the Representative’s Warrants.

(aaa) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Representative’s Warrants is each a valid choice of law under the laws of the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei, and Thailand and will be honored by courts in the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei and Thailand. The Company has the power to submit, and pursuant to this Agreement and the Representative’s Warrants, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each State of New York and United States Federal court sitting in the City of New York, New York County or the United States District Court for the Southern District of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement and the Representative’s Warrants, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement any preliminary prospectus, the Pricing Disclosure Package, the Final Prospectus, the Registration Statement, or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in this Agreement and the Representative’s Warrants.

(bbb) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Representative’s Warrants and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei and Thailand. The Company is not aware of any reason why the enforcement in the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei or Thailand of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Singapore, Saudi Arabia, Indonesia, Malaysia, Brunei or Thailand.

(ccc) Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(ddd) PFIC Status. Based on the Company’s current income and assets and projections as to the value of its assets and the market value of its Ordinary Shares, including the current and anticipated valuation of its assets, the Company does not believe it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recent taxable year, and does not expect to become a PFIC for its current taxable year or in the foreseeable future.

(eee) Foreign Private Issuer. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(fff) Ownership of Assets. Each of the Company and its Subsidiaries has good and marketable title to all property (whether real or personal) described in the Pricing Disclosure Package and the Final Prospectus as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except such as are described in the Pricing Disclosure Package and the Final Prospectus. The properties held under lease by any of the Company or its Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries, as applicable.

(ggg) Compliance with Occupational Laws. Except as described in the Pricing Disclosure Package and the Final Prospectus, each of the Company and its Subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against any of the Company or its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(hhh) Lock-Up Agreements. Schedule C hereto contains a complete and accurate list of the Company’s officers, directors and certain beneficial owners of the Company’s outstanding Ordinary Shares (or securities convertible or exercisable into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreements”), prior to the execution of this Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Ordinary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(iii) D&O Information. All information concerning the Company’s directors, officers and principal shareholders described in the Pricing Disclosure Package and the Final Prospectus, is true and correct in all material respects and the Company has not become aware of any information which would cause such information to become materially inaccurate or incorrect.

(jjj) Books and Records. The minute books of the Company and each of its Subsidiaries have been made available to the Representative and counsel for the Representative, and such books (i) contain a complete summary of all meetings and actions of the Board (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(kkk) Continued Business. No supplier, customer, distributor or sales agent of the Company or any Subsidiary has notified the Company or any Subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any Subsidiary, except where such discontinuation or decrease has not resulted in and would not reasonably be likely to result in a Material Adverse Effect.

(lll) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company or any Subsidiary in connection with the transactions contemplated hereby.

3. Purchase, Sale and Delivery of Offered Securities.

(a) First Closing.

(A) On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, on the First Closing Date, from the Company, at a purchase price of $[●] per share, representing an underwriting discount of 7.5% (the underwriting discount is reduced to 5.0% in connection with proceeds from any sales of the Offered Securities to certain of the Company’s existing shareholders, including entities affiliated with them (the “Company Introduced Investors”)), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto. Furthermore, the Company agrees to issue to the Representative on the First Closing Date a Representative’s Warrant exercisable for an aggregate of [●] Ordinary Shares (the “First Closing Representative’s Warrant”).

(B) On the First Closing Date, the Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, and the Company will deliver the First Closing Representative’s Warrant to the Representative and the other items required pursuant to Section 6 on the First Closing Date (the “First Closing”). Upon satisfaction of the covenants and conditions set forth in this Agreement, the First Closing shall occur at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, or by remote electronic exchange, at 6:00 a.m. Pacific Time, on [●], 2024, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1 under the Exchange Act (the “First Closing Date”).

(b) Option Closing.

(A) In addition, upon written notice from the Representative given to the Company from time to time not more than 45 days subsequent to the date of the Final Prospectus (the “Option Notice”), the Underwriters may purchase all or less than all of the Option Securities at the purchase price per share to be paid for the Firm Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase on each Option Closing Date the number of shares of shares of Option Securities specified in the Option Notice, and the Company agrees to issue to the Representative on each Option Closing Date a Representative’s Warrant exercisable for an aggregate number of Offered Securities equal to two and one-half percent (2.5%) of the Option Securities offered at each Option Closing (the “Option Closing Representative’s Warrant”). Such Option Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name (subject to adjustment by the Representative to eliminate fractions). No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

(B) Each time for the delivery of and payment for the Option Securities, being herein referred to as an “Option Closing Date”, which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Option Securities is given. On each Option Closing Date, the Company will deliver the Option Securities being purchased on each Option Closing Date to or as instructed by the Representative for the accounts of the several Underwriters, in a form reasonably acceptable to the Representative against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, and the Company will deliver the Option Closing Representative’s Warrant to the Representative and the other items required pursuant to Section 6 on each Option Closing Date (“Option Closing”). Upon satisfaction of the covenants and conditions set forth in this Agreement, each Option Closing shall occur at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, or by remote electronic exchange, at 6:00 a.m. Pacific Time, on each Option Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Additional Filings. The Company shall prepare the Final Prospectus containing the Rule 430A Information omitted from the Preliminary Prospectus in a form approved by the Underwriters and file such Final Prospectus pursuant to Rule 424(b) and 430A of the Act not later within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Act. If the Company has elected to rely upon Rule 462(b) of the Act to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act.

(b) Filing of Amendments. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Public Securities is required to be delivered under the Act by the Underwriters or any dealer (the “Prospectus Delivery Period”), the Company will prepare and file with the Commission, promptly upon the Representative’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representative’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Offered Securities by the Underwriters; and the Company will furnish the Representative and its counsel a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which the Representative shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(c) Response to Commission Requests. During the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Act).

(d) Continued Compliance with Securities Laws. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, so far as necessary to permit the continuance of sales of or dealings in the Public Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period, any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and notify the Underwriters when any amendment to the Registration Statement is filed and becomes effective or when any supplement to the Final Prospectus (or if the Final Prospectus is not yet available to prospective investors, the Pricing Disclosure Package) is filed. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(e) Issuer Free Writing Prospectus; Testing-the-Waters Communication. If at any time following the distribution of any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus relating to the Offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters of such conflict, untrue statement or omission, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission, and will promptly notify the Underwriters when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Act.

(f) Rule 158. As soon as practicable, but in any event not later than fifteen months after the end of the Company’s current fiscal quarter, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least twelve month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g) Furnishing of Prospectuses. During the Prospectus Delivery Period, the Company will furnish to the Underwriters copies of each Registration Statement (of which will be signed and will include all exhibits), each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h) Blue Sky Qualifications. The Company will arrange for the qualification of the Public Securities for sale under the laws of such jurisdictions as the Representative designates and to continue such qualifications in effect so long as required for the distribution of the Public Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(i) Reporting Requirements. During the period of five years from the Effective Date, the Company will furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”) shall be considered furnished for purposes of this Section 5(i).

(j) Payment of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Public Securities (including all fees and expenses of the registrar and transfer agent of the Public Securities), and the cost of preparing and printing stock certificates, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Public Securities, the Pricing Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all actual, reasonable and documented filing fees and actual, reasonable and documented fees and disbursements of the Representative’s counsel incurred in connection with the qualification of the Public Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the actual, reasonable and documented filing fees and reasonable fees and disbursements of counsel to the Representative incident to any required review and approval by FINRA, of the terms of the sale of the Public Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for its actual, reasonable and documented out-of-pocket expenses, including actual, reasonable and documented legal fees and disbursements, incurred by the Representative in connection with the purchase and sale of the Public Securities contemplated hereby up to an aggregate of $400,000 (including amounts payable pursuant to clauses (C) and (D) above); without the Company’s prior written consent, such consent not to be unreasonably withheld or delayed and in no event more than $400,000 in the aggregate. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Representative for all actual, reasonable and documented out-of-pocket disbursements (including, but not limited to, actual, reasonable and documented fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with its investigation, preparing to market and marketing the Public Securities or in contemplation of performing its obligations hereunder.

(k) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(l) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. For the sake of clarity, actions by the Underwriters or persons acting on its behalf will not constitute direct or indirect action by the Company for purposes of this Section.

(m) Restriction on Sale of Securities by Company. The Company agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the date hereof, (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (iv) publicly disclose the intention to take any such action. The above shall not apply to: (i) the Offered Securities, (ii) any Ordinary Shares issued under any equity incentive plan of or warrants issued by the Company, as applicable, and in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, (iii) any options and other awards granted under any equity incentive plan of the Company or Ordinary Shares issued pursuant to an employee share purchase plan of the Company, as applicable, and in each case, as described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, or (iv) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (iv) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Offered Securities pursuant hereto, (y) any such transaction pursuant to clause (iv) shall be approved by a majority of the disinterested directors of the Company, and (z) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clause (iv) during the period ending 180 days after the date hereof shall enter into an agreement substantially in the form of Exhibit A hereto for the remaining term of such lock-up period.

(n) Agreement to Announce Lock-up Waiver. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(o) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the end of the Prospectus Delivery Period and (ii) 180 days after the date hereof.

(p) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule B. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(q) Transfer Agent. The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares reasonably acceptable to the Underwriters, and shall retain such transfer agent for a period of not less than one year from the First Closing Date.

(r) Press Release. The Company shall not issue any press release without the Representative’s prior written consent, commencing on the date of this Agreement and continuing for a period of 40 days from the First Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which the Underwriters shall have a reasonable right to review in advance of publication.

(s) Effectiveness of the Registration Statement. The Company will use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine months from the date of this Agreement and the date on which the Representative’s Warrants are no longer outstanding, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Final Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 5(s) that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Final Prospectus untrue or that requires the making of any changes in the Registration Statement or the Final Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every commercially reasonable effort to obtain promptly the lifting of such order.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Option Securities to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions precedent:

(a) Filing of Prospectus. If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Act or the Rules and Regulations, the Company shall have timely filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened by the Commission; any request of the Commission for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Exchange Listing. The Public Securities shall have been approved for listing on the Nasdaq Capital Market (the “Exchange”), subject to official notice of issuance and evidence of satisfactory distribution, and shall be DTC eligible.

(c) FINRA Matters. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) Continued Compliance with Securities Laws. The Representative shall not have reasonably determined and advised the Company that the Registration Statement, the Pricing Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) Ratings. On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) Accountants’ Comfort Letters. On the date of this Agreement and on the First Closing Date and each Option Closing Date, Marcum Asia CPAs LLP shall have furnished to the Representative, at the request of the Company, a letter, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representative, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 201 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial and related information, and other matters required by the Representative.

(g) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the Exchange or the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(h) Opinions of Counsel for the Company. On the First Closing Date and on each Option Closing Date, the Representative shall have received:

(A)  an opinion and negative assurances letter of Ortoli Rosenstadt LLP, U.S. counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(B) an opinion of Ogier, Cayman Islands counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(C) an opinion of Shook Lin & Bok LLP, Singaporean counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(D) an opinion of SRPP Ltd., Thai counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(E) an opinion of Ali Budiardjo, Nugroho, Reksodiputro, Indonesian counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(F) an opinion of GLA & Company Ltd., Saudi Arabian counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative;

(G) an opinion of Christopher & Lee Ong, Malaysian counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative; and

(H) an opinion of HEP Law, Bruneian counsel for the Company, dated as of such Closing Date, and addressed to the Underwriters, in form and substance satisfactory to the Representative.

The Underwriters shall also be entitled to rely on the opinions of (i) the Company’s Cayman Islands counsel, Ogier, filed as Exhibits 5.1 and 8.1 to the Registration Statement, (ii) the Company’s U.S. counsel, Ortoli Rosenstadt LLP, filed as Exhibit 5.2 to the Registration Statement, and (iii) the Company’s Singaporean counsel, Shook Lin & Bok LLP, Thai counsel, SRPP Ltd., Indonesian counsel, Ali Budiardjo, Nugroho, Reksodiputro, Saudi Arabian counsel, GLA & Company Ltd., Malaysian counsel, Christopher & Lee Ong, and Bruneian counsel, HEP Law, filed as Exhibits 99.4 to 99.9 to the Registration Statement, respectively.

(i) Opinion of Counsel for Underwriters. On the First Closing Date and on each Option Closing Date, the Representative shall have received from K&L Gates LLP, counsel for the Underwriters, an opinion, dated as of such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, local or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Public Securities; and no injunction or order of any federal, state, local or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Public Securities.

(k) Good Standing. On the First Closing Date and on each Option Closing Date, the Underwriters shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(l) Officers’ Certificate. On the First Closing Date and on each Option Closing Date, the Representative shall have received a certificate, dated as of such Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of the Company, in which such officers shall certify that: the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date; no stop order or other order (i) suspending the effectiveness of any Registration Statement or any part thereof or any amendment thereof, (ii) suspending the qualification of the Public Securities for offering or sale, or (iii) suspending or preventing the use of the Pricing Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission or any state or regulatory body; there has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to such Closing Date; the Company’s Certificate of Incorporation, Memorandum of Association, and Articles of Association are true and complete, have not been modified and are in full force and effect; the resolutions of the Board relating to the Offering are in full force and effect and have not been modified; as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and as to the incumbency of the officers and directors of the Company. The documents referred to in such certificate shall be attached to such certificate.

(m) Chief Financial Officer’s Certificate. On the date of this Agreement, the Representative shall have received a certificate, dated the date hereof, of the Company’s Chief Financial Officer (the “CFO Certificate”), in form and substance satisfactory to the Representative, covering certain financial and operational data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and other customary matters. In addition, on the First Closing Date and on each Option Closing Date, the Representative shall have received from the Company a “bring-down CFO Certificate” dated such Closing Date addressed to the Representative, in form and substance satisfactory to the Representative, covering certain financial and operational data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and other customary matters.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received duly executed lock-up agreements, in the form set forth on Exhibit A hereto, from each of the Lock-Up Parties, and such lock-up agreements shall be in full force and effect.

(o) [Reserved].

(p) Representative’s Warrants. At the First Closing Date and on each Option Closing Date, the Company shall issue the Representative’s Warrants to the Representative, as set forth herein.

The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested. All opinions, letters, certificates and other items mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative or its counsel. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the First Closing Date or on each Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(j), Section 7 and Section 10 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) Indemnification of Underwriters by Company. The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal, local, foreign or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of material fact contained in the Pricing Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials provided by the Company alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any material inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any material failure of the Company to perform its obligations hereunder or under law, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with evaluating, investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement, the Pricing Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (f) below. In addition, the Company shall indemnify, defend and hold harmless each Indemnified Party from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to sales to the Company Introduced Investors. The Underwriters shall not be responsible to the Company for any failure to purchase Offered Securities by any Company Introduced Investors.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal, local, foreign or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Pricing Disclosure Package, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (f) below, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with evaluating, investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred The obligation of the Underwriters to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Offered Securities to be purchased by the Underwriters hereunder actually received by the Underwriters.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under this Section 7, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of each Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its respective officers, directors and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each of the Underwriters severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Final Prospectus, the marketing and legal names of each of the Underwriters, and the statements set forth in the “Underwriting” section of the Registration Statement, the Pricing Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Option Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 5(j), Section 7 and Section 10 (provided that if such default occurs with respect to Option Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Option Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, at any time prior to the First Closing Date or any Option Closing Date (as to the Option Securities to be purchased on such Option Closing Date only), if (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, the securities markets or there has been a material adverse change in general financial, political or economic conditions the effect of which is to make it, in the reasonable judgment of the Representative, inadvisable or impracticable to market the Offered Securities (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or the New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities, (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Package or the Final Prospectus or (vii) in the reasonable judgment of the Underwriters, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(j), Section 7 and Section 10 hereof shall at all times be effective and shall survive such termination.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or emailed to the Representative at Roth Capital Partners, LLC, 800 San Clemente Drive, Suite 400, Newport Beach, CA 92660, e-mail: rothecm@roth.com, Attention: Managing Director, or, if sent to the Company, will be mailed, delivered or emailed to OMS Energy Technologies Inc. at 10 Gul Circle, Singapore 629566, e-mail: menghock.how@omsos.com, Attention: How Meng Hock.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed and delivered (including by electronic mail) in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledge and agree that:

(a) No Other Relationship. The Representative and the other Underwriters have been retained solely as independent contractors to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative or any other Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative or any such Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative or any of the other Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative and the other Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement, and any claim, controversy or agreement arising from or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

19. Submission to Jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package, any Prospectus and the Final Prospectus and agrees that all claims in respect of any such suit or proceeding may be heard and determined in any such court. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any (i) objection to the laying of venue of any such suit or proceeding, including any claim that such suit or proceeding is brought in an inconvenient forum and (ii) any immunity from jurisdiction, in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE CONTROLLING PERSONS, OFFICERS, DIRECTORS, MANAGERS, EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE PRICING DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

20. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify its clients.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

OMS ENERGY TECHNOLOGIES INC.

By:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Roth Capital Partners, LLC

Name:
Title:

Acting on behalf of itself and as the Representative of the several Underwriters.

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased

Roth Capital Partners, LLC
[●]

Total

The Underwriters may purchase up to an additional [●] Option Securities, to the extent the option described in this Agreement is exercised in the manner described in this Agreement.

SCHEDULE B

Pricing Disclosure Package

1.	Permitted Free Writing Prospectuses (included in the Pricing Disclosure Package):

[None]

2.	Other Information Included in the Pricing Disclosure Package:

Number of Firm Securities offered: [●]

Number of Option Securities offered: [●]

Initial public offering price per share for the Offered Securities: $[●]

Underwriting Discount: $[●] per share, representing an underwriting discount of 7.5%. The underwriting discount is reduced to 5.0% in connection with proceeds from any sales of the Offered Securities to certain of the Company’s existing shareholders, including entities affiliated with them.

Proceeds to the Company before expenses, before sale of Option Securities and before the reduced underwriting discount noted above: $[●]

Trade Date: [●]

Settlement Date: [●]

SCHEDULE C

Lock-Up Parties

[●]

SCHEDULE D

Written Testing-the-Waters Communications

[●]

Exhibit A

Form of Lock-Up Agreement

[●], 2024

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Ladies and Gentlemen:

As an inducement to the underwriters, for which Roth Capital Partners, LLC (“Roth”) is acting as representative, to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for Ordinary Shares, par value $0.0001 (the “Securities”), of OMS Energy Technologies Inc., a company incorporated in the Cayman Islands, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for or that represent the right to receive any Securities (including, without limitation, Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Roth (which consent may be withheld in its sole discretion). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any Securities even if such Securities would be disposed of by someone other than the undersigned. In addition, the undersigned agrees that, without the prior written consent of Roth (which consent may be withheld in its sole discretion), it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the date of the final prospectus used to sell the Securities pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options or warrants granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to: (i) the exercise of stock options or other awards granted pursuant to the Company’s equity incentive plans or Ordinary Shares issued pursuant to the Company’s employee share purchase plans, as applicable, and in each case, described as outstanding in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, as each term is defined in the Underwriting Agreement; (ii) cashless “net” exercises of options and warrants held by the undersigned; and (iii) the receipt by the undersigned of any securities of the Company from the Company, including, but not limited to, stock options or other awards granted pursuant to the Company’s equity incentive plans or Ordinary Shares issued pursuant to the Company’s employee share purchase plans, as applicable, and in each case, as described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and warrants exercisable for ordinary shares; provided that it shall apply to any of the undersigned’s Securities issued upon any such exercises.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement, and the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Roth agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Roth will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Roth hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Offering is not completed on or before [●], 2025. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
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Name:		By:
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Exhibit B

Form of Press Release

OMS Energy Technologies Inc.

[Date]

OMS Energy Technologies Inc. (the “Company”) announced today that Roth Capital Partners, LLC, the lead managing underwriter bookrunner in the Company’s recent public sale of shares of ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _____, _________ 20____, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-1

Exhibit C

Form of Representative’s Warrant

[See Attached]

C-1